EXHIBIT 10

Description of CEO Relocation Assistance Arrangement

Beacon Roofing Supply's relocation arrangement with Paul Isabella, President & Chief Executive Officer, provides for reimbursement of Mr. Isabella’s moving expenses and reasonable and customary real estate transaction costs in connection with his anticipated relocation to Herndon, VA from Houston, TX.